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EXHIBIT 10.1

LANDMARK BANCORP, INC.

2001 STOCK INCENTIVE PLAN

LANDMARK BANCORP, INC.

2001 STOCK INCENTIVE PLAN

Section 1.    Purpose of the Plan.

        The LANDMARK BANCORP, INC. 2001 STOCK INCENTIVE PLAN (the "Plan") is intended to provide a means whereby directors, officers, employees, consultants and advisors of LANDMARK BANCORP, INC., a Delaware corporation (the "Company"), and the Related Corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and the Related Corporations, and to encourage them to remain with and devote their best efforts to the business of the Company and the Related Corporations, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may permit certain directors, officers, employees, consultants and advisors to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

Section 2.    Definitions.

        The following terms, when used herein and unless the context clearly requires otherwise, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a)  "Board" means the board of directors of the Company.

          (b)  "Cause" means the commission of fraud, the misappropriation of or intentional material damage to the property or business of the Company, the material failure to fulfill the duties and responsibilities of a regular position and/or comply with the Company's policies, rules or regulations, or the conviction of a felony.

          (c)  "Change of Control" means:

              (i)  the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of the Company other than through the receipt of Shares pursuant to the Plan;

            (ii)  the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of the Plan, be considered as a member of the Board; or

            (iii)  consummation by the Company of: (A) a merger or consolidation if those who are stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the Company's consolidated assets.

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (x) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company or a Related Corporation; or (y) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

          (e)  "Committee" means a committee appointed by the Board to administer the Plan, or if no Committee is appointed, the Board. Each member of the Committee shall be (i) a "non-employee director" for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an "outside director" for purposes of Section 162(m) of the Code, unless the Board has fewer than two (2) such outside directors.

          (f)    "Disability" means a physical or mental disability (within the meaning of Section 22(e)(3) of the Code) which impairs the individual's ability to substantially perform his or her current duties for a period of at least twelve (12) consecutive months, as determined by the Committee.

          (g)  "Effective Date" means September 27, 2001, which was the date that the Plan was adopted by the Board.

          (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

          (i)    "Fair Market Value" means as of any date, the value of a share of the Company's common stock determined as follows:

              (i)  if such common stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

            (ii)  if such common stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the common stock is listed or admitted to trading;

            (iii)  if such common stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

            (iv)  if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

          (j)    "Incentive Stock Option" means an award under the Plan that satisfies the general requirements of Section 422 of the Code, namely: (i) grantees must be employees; (ii) the exercise price may not be less than the fair market value of the underlying Shares at the date of grant; (iii) no more than $100,000 worth of Shares may become exercisable in any year; (iv) the maximum duration of an award may be ten (10) years; (v) awards must be exercised within three (3) months after termination of employment, except in the event of Disability or death; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.

          (k)  "Nonqualified Option" means an option award under the Plan that is not an Incentive Stock Option.

          (l)    "Related Corporation" means any corporation, bank or other entity which would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Code.

          (m)  "Retirement" means Termination of Service, other than for Cause, after attainment of age sixty-five (65) for directors, officers, employees, consultants and advisors.

          (n)  "Restricted Stock" means an award of Shares under the Plan that are restricted as to transfer and subject to forfeiture.

          (o)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

          (p)  "Shares" means shares of the common stock, $.01 par value per share, of the Company.

          (q)  "Stock Appreciation Rights" means rights entitling the grantee to receive the appreciation in the market value of a stated number of Shares.

          (r)  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

          (s)  "Termination of Service" means the termination of a person's status as a director, officer, employee, advisor or consultant of the Company or a Related Corporation.

Section 3.    Administration of the Plan.

        The Plan shall be administered by the Board, or a committee appointed by the Board. The Board, or the Committee, as the case may be, shall have sole authority to:

          (a)  select the directors, officers, employees, consultants and advisors to whom awards shall be granted under the Plan;

          (b)  establish the amount and conditions of each such award;

          (c)  prescribe any legend to be affixed to certificates representing such awards;

          (d)  interpret the Plan;

          (e)  correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement related thereto; and

          (f)    adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

        All decisions made by the Board, or the Committee, as the case may be, in administering the Plan shall be final.

Section 4.    Shares Subject to the Plan.

        The aggregate number of Shares that may be obtained by directors, officers, employees, consultants and advisors under the Plan shall be 150,000 Shares. Each person is eligible to receive awards with respect to an aggregate maximum of 100,000 Shares over the term of the Plan. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.

Section 5.    Stock Options.

        (a)    Type of Options.    The Board may issue options that constitute Incentive Stock Options to officers and employees and Nonqualified Options to directors, officers, employees, consultants and advisors of the Company and the Related Corporations; provided that such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Stock Option or a Nonqualified Option.

        (b)    Terms of Options.    Except as provided in paragraphs (c) and (d) of this Section, each option granted under the Plan shall be subject to the terms and conditions set forth by the Board in the stock option agreement including, without limitation, option price, vesting schedule and option term.

        (c)    Additional Terms Applicable to All Options.    Each option shall be subject to the following terms and conditions:

          (i)    Written Notice.    An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option; provided that the minimum number will not prevent the option holder from exercising an option for the full number of Shares for which it is then exercisable.

          (ii)    Method of Exercise.    Except as otherwise provided in any written option agreement, the exercise price of an option shall be paid in full (i) in cash; (ii) in Common Stock valued at its Fair Market Value on the date of exercise, provided it has been owned by the optionee for at least six (6) months prior to the exercise; (iii) in cash by an unaffiliated broker-dealer to whom the holder of the option has submitted an exercise notice consisting of a fully endorsed option; (iv) by agreeing to surrender SARs then exercisable by him valued at their Fair Market Value on the date of exercise; (v) by such other medium of payment as the Committee, in its discretion, shall authorize; or (vi) by any combination of clauses (i) through (v) above, as the optionee shall elect. In the case of payment pursuant to clauses (ii) through (v) above, the optionee's election must be made on or prior to the date of exercise of the option and must be irrevocable. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election that shall govern all future exercises of options until revoked by the optionee.

          (iii)    Term of Option.    An option shall be exercisable as provided under the Plan or by the Board.

          (iv)    Cessation of Vesting.    Immediately upon an optionee's Termination of Service for any reason, all vesting of outstanding and unvested Options shall cease and all unvested Options shall be forfeited, unless otherwise provided by the Committee or in the Stock Option Agreement.

          (v)    Disability or Death of Optionee.    If an optionee's Termination of Service occurs due to Retirement, Disability or death prior to exercise in full of any options, he or she, or his or her beneficiary, executor, administrator or personal representative, shall have the right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination as provided in the stock option agreement, or as may otherwise be provided by the Board.

          (vi)    Transferability.    No option may be transferred, assigned or encumbered by an optionee, except: (A) by will or the laws of descent and distribution; (B) by gifting for the benefit of descendants for estate planning purposes; or (C) pursuant to a certified domestic relations order.

        (d)    Additional Terms Applicable to Incentive Options.    Each Incentive Option shall be subject to the following terms and conditions:

          (i)    Option Price.    The option price per Share shall be 100% of the fair market value of a Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company

  (a "10% Stockholder") shall not be less than 110% of the fair market value of a Share on the date the option is granted.

          (ii)    Term of Option.    No option may be exercised more than ten (10) years after the date of grant. No option granted to a 10% Stockholder may be exercised more than five (5) years after the date of grant. Notwithstanding any other provisions hereof, no option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of death or Disability, in which case the option may be exercised as provided in subparagraph (c)(v) of this Section.

          (iii)    Annual Exercise Limit.    The aggregate fair market value of Shares which first become exercisable during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

          (iv)    Transferability.    No option may be transferred, assigned or encumbered by an optionee, except by will or the laws of descent and distribution, and during the optionee's lifetime an option may only be exercised by him or her.

          (v)    Notice of Disqualifying Dispositions.    If an optionee sells or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Option on or before the later of (1) the date two (2) years after the date of grant, and (2) the date one year after the exercise of the Incentive Option (in either case, a "Disqualifying Disposition"), the optionee must immediately notify the Company in writing of such disposition. The optionee may be subject to income tax withholding by the Company on the compensation income recognized by the optionee from the Disqualifying Disposition.

Section 6.    Restricted Stock Awards.

        (a)    Grants.    An award of Restricted Stock under the Plan ("RSAs") shall be evidenced by a written agreement in such form and consistent with the Plan as the Board shall approve from time to time. A grantee can accept an RSA only by signing and delivering to the Company a purchase agreement in such form as the Board shall establish, and full payment of the purchase price, within thirty (30) days from the date the RSA agreement was delivered to the grantee. If the grantee does not accept the RSA in this manner within thirty (30) days, then the offer of the RSA will terminate, unless the Committee determines otherwise.

        (b)    Restriction Period.    RSAs awarded under the Plan shall be subject to such terms, conditions and restrictions as shall be determined by the Board at the time of grant, including, without limitation: (i) prohibitions against transfer; (ii) substantial risks of forfeiture; (iii) attainment of performance objectives; and (iv) repurchase by the Company or right of first refusal for such period or periods as shall be determined by the Board. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

        (c)    Restrictions Upon Transfer.    RSAs awarded, and the right to vote underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the restriction period applicable to such Shares, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order. Subject to the foregoing, and except as otherwise provided in the Plan, the grantee shall have all the other rights of a stockholder including, without limitation, the right to receive dividends and the right to vote such Shares.

        (d)    Lapse of Restrictions.    Each restricted stock agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded under the Plan shall lapse, as determined by the

Board. Upon the lapse of such restrictions, Shares, free of the foregoing restrictive legend, shall be issued to the grantee or his or her legal representative.

        (e)    Termination Prior to Lapse of Restrictions.    In the event of a grantee's Termination of Service prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

Section 7.    Stock Appreciation Rights.

        (a)    Grants.    An award of Stock Appreciation Rights under the Plan ("SARs") may be granted separately or in tandem with or by reference to an option granted prior to or simultaneously with the grant of such rights, to such eligible directors, officers, employees, consultants and advisors as may be selected by the Board, and shall be evidenced by a written agreement in such form and consistent with the Plan as the Board shall approve from time to time.

        (b)    Terms of Grant.    SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. SARs shall not be transferable, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order.

        (c)    Payment on Exercise.    Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in such other form as the Board shall determine.

Section 8.    Right of First Refusal

        (a)    Restrictions on Transfer.    As a condition to the receipt of any award under this Plan and without the express prior written consent of the Company, an owner of any Shares issued under the Plan ("Plan Shares") shall not sell any Plan Shares without first complying with the terms of this Section. The terms of this Section shall apply if any Shares issued under the Plan are not readily tradable on an established market on the date an owner intends to sell such Shares. Any owner of Plan Shares (the "Owner") who receives a bona fide offer to purchase all of any portion of the Owner's Plan Shares (the "Offer") shall first offer the Plan Shares to the Company in accordance with the terms of this Section. The Owner shall give written notice to the Company stating that he or she has received the Offer, stating the number of Plan Shares to be sold, the name and address of the person(s) making the Offer and the purchase price and terms of payment described in the Offer. The Company or any assignee named by the Company shall have sixty (60) days to exercise the Company's right to purchase the Plan Shares which are the subject of the Offer. If the Company assigns such right to purchase, then such assignee shall have all of the rights of the Company with respect to such right to purchase as described in this Section. If neither the Company nor any assignee of the Company decides to purchase the Plan Shares, the Owner may accept the Offer and sell the Plan Shares, but only in strict accordance with the terms of the Offer and only if consummated within sixty (60) days after the expiration of the Company's and assignee's 60-day exercise period. If the Company decides to purchase the Plan Shares, it may make payment to the Owner in a lump sum or, if the lump sum exceeds $50,000, in substantially equal annual or more frequent installments over a period not exceeding three (3) years in the discretion of the Board. If a method of deferred payment is selected, the unpaid balance shall earn interest at a rate that is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the Plan Shares purchased or such other adequate security as agreed to by the Company and the Owner. For purposes of this Section, the Owner shall include any person who acquires Shares from any other person and for any reason; including, without limitation, by gift, death or sale.

        (b)    Legends.    Each certificate issued by the Company that represents any Plan Shares shall bear the following legends:

  "This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the LANDMARK BANCORP, INC. 2001 Stock Incentive Plan. Release from such terms and conditions shall be obtained only in accordance with the provisions of such Plan, a copy of which is on file in the office of the Secretary of said Company."

  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state law, and such shares may not be sold or otherwise transferred unless (a) they are registered under the Act and any applicable state law or (b) such sale or transfer is exempt from such registration."

Section 9.    Amendment or Termination of the Plan

        The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 13 below) no amendment shall be made without approval of the stockholders of the Company which shall: (a) materially increase the aggregate number of Shares with respect to which Incentive Stock Option awards may be made under the Plan; or (b) change the class of persons eligible to receive Incentive Stock Option awards under the Plan; provided, however, that no amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

Section 10.    Term of Plan.

        The Plan shall be effective upon the date of its adoption by the Board; provided that Incentive Stock Options may be granted only if the Plan is approved by the stockholders within twelve (12) months before or after the date of adoption by the Board. Unless sooner terminated under the provisions of Section 9 above, options, RSAs and SARs shall not be granted under the Plan after the expiration of ten (10) years from the Effective Date. However, awards may be exercisable after the end of the term of the Plan.

Section 11.    Rights as Stockholder.

        Upon delivery of any Share to a director, officer, employee, consultant or advisor, such person shall have all of the rights of a stockholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

Section 12.    Merger or Consolidation.

        In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may agree to exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger or consolidation. In the event of a Change of Control, options and SARs shall become immediately and fully exercisable.

Section 13.    Changes in Capital and Corporate Structure.

        The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction. The adjustment shall be made in an equitable manner which will cause the awards and the economic benefits thereof to remain unchanged as a result of the applicable transaction.

Section 14.    Assumption of Awards by the Company.

        The Company, from time to time, may substitute or assume outstanding awards granted by it or another company, whether in connection with an acquisition of another company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

Section 15.    Service.

        An individual shall be considered to be in the service of the Company or a Related Corporation as long as he or she remains a director, officer, employee, consultant or advisor of the Company or such Related Corporation. Nothing herein shall confer on any individual the right to continued service with the Company or a Related Corporation or affect the right of the Company or such Related Corporation to terminate such service.

Section 16.    Withholding of Tax.

        (a)    Generally.    To the extent the award, issuance, vesting or exercise of option, RSAs or SARs results in the receipt of compensation by a director, officer, employee, consultant or advisor, the Company may require the director, officer, employee, consultant or advisor to pay to the Company or the grantee may authorize the Company to withhold a portion of any cash compensation then or thereafter payable to such person, an amount, sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate for the Shares. If an award is to be paid in cash, the payment will be net of an amount sufficient to satisfy such tax withholding obligations

        (b)    Stock Withholding.    To the extent a grantee incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the grantee is obligated to pay the Company the amount required to be withheld, the Board may, in its sole discretion, allow the grantee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a grantee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Board.

Section 17.    Delivery and Registration of Stock.

        The Company's obligation to deliver Shares with respect to an award shall, if the Board so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Board shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to: (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Board shall determine to be necessary or advisable. The Plan is intended to comply with Rule 16b-3, if applicable. Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

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LANDMARK BANCORP, INC. 2001 STOCK INCENTIVE PLAN